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                                                                   Exhibit 10.19

                         NON QUALIFIED BENEFIT AGREEMENT

THIS NON QUALIFIED BENEFIT AGREEMENT ("Agreement") by and between DELTA AIR LINES, INC. (hereinafter the "Company") and ______________ (hereinafter "Key Employee") is made and entered into as of the 1st day of January, 2004. The provisions hereof shall be effective for death, retirement, or other termination of employment effective on or after the 1st day of January, 2004,

                              W I T N E S S E T H :

         WHEREAS, the Company sponsors for its full time non pilot employees, including Key Employee, the Delta Retirement Plan (the "Retirement Plan") and the Delta Family-Care Disability and Survivorship Plan (the "Disability and Survivorship Plan"), which are broad based tax favored employee benefit plans that provide retirement, survivor, and disability benefits to plan participants and beneficiaries; and

         WHEREAS, even though all participants in the Retirement Plan and the Disability and Survivorship Plan generally receive benefits determined under the same compensation based formulas, various sections of the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, Sections 79, 401(a)(4), 401(a)(17), 415, and 505(b) restrict either: (i) compensation that may be taken into account in determining benefits under a qualified pension plan; (ii) benefits that can be paid from a qualified pension plan; (iii) compensation that may be taken into account in determining benefits for participants in a Voluntary Employee Beneficiary Association ("VEBA") described in Section 501(c)(9) of the Code; or (iv) benefits that can be paid from a VEBA (such limitations collectively or individually hereinafter referred to as the "Restrictions"); and

         WHEREAS, the Company wishes to make up under non qualified benefit plans and/or this Agreement any reduction in Key Employee's retirement income benefit, disability or survivor benefits under either the Retirement Plan or the Disability and Survivorship Plan which results from the Restrictions, or any other applicable laws, statutes, or regulations which restrict in any way the benefits that can be paid from a VEBA or qualified pension plan; and

         WHEREAS, the Company has established the 2002 Delta Excess Benefit Plan and the 2002 Delta Supplemental Excess Benefit Plan (such plans collectively referred to as the "Plans") and entered into this Agreement in order to provide for benefits that cannot be paid from the Retirement Plan and the Disability and Survivorship Plan because of the Restrictions, as well as for other purposes; and

         WHEREAS, the Company and Key Employee previously executed an excess benefit agreement dated March 15, 2002 (the "2002 excess benefit agreement") in which the Company

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agreed, among other things, to make certain contributions in 2002, 2003 and 2004 to an employee grantor trust established by Key Employee; and

         WHEREAS, Key Employee and the Company have agreed that the 2002 excess benefit agreement should be amended and restated in its entirety as this Agreement, and have also agreed that the Company will not make any further contributions to the employee grantor trust established by Key Employee, including the contribution to be made in 2004 under the 2002 excess benefit agreement; and

         WHEREAS, in exchange for participation in the Plans and the benefits provided under this Agreement, and on behalf of himself or herself, and his or her beneficiaries and Eligible Family Members, by execution of this Agreement, Key Employee agrees that this Agreement supersedes, terminates and cancels any and all previous excess benefit agreements with the Company he or she may have entered into (except as provided in Section 20);

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Definitions. Unless specifically defined in this Agreement, or indicated otherwise, capitalized terms used in this Agreement shall have the meaning given those terms in the Retirement Plan or Disability and Survivorship Plan. The following definitions shall apply herein:

         Actuarial Equivalent. An amount is the Actuarial Equivalent of any other amount if the actuarial reserve required to provide the same is equal to the actuarial reserve required to provide such other amount. The parties acknowledge that, in selecting appropriate factors to determine actuarial equivalence, the immediate taxability of any amounts paid hereunder as well as the demographics of the covered group must be taken into account; otherwise, Key Employee will not receive the same value over time under this Agreement as he or she would have had had the Restrictions not applied and all amounts payable to Key Employee been paid from a qualified plan. Therefore, it is not appropriate to use an interest rate benchmark or mortality table that does not sufficiently consider these factors. Unlike distributions from qualified plans, which can be tax deferred, amounts paid hereunder are taxable in the year paid; therefore the interest rate should reflect that immediate taxation. An accepted way of recognizing this distinction is to use a post tax interest benchmark. With respect to mortality, the parties acknowledge that the participants in the Plans consist solely of white collar employees and are relatively small in number. In such a case, it is appropriate to use a mortality table which reflects this demographic. Therefore, the factors to use to determine actuarially equivalence under this Agreement shall be: (a) interest: the rate equal to the then current effective yield of the Merrill Lynch AAA Rated Municipal Revenue Bond Index, Merrill Lynch Ticker: URA1 (or the yield of a similar index determined by the Committee), determined as of the date of retirement, termination of employment, or death, as the case may be; provided, however, that if such date falls on a day when the U.S. fixed income markets are closed or is a day on which the index is being rebalanced, determined on the next following business day, in each case with such rate reduced for any applicable state taxes; (b) mortality: the unisex mortality rate using the RP-2000

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Mortality Table, with white collar adjustment applied and reflecting mortality improvements using Scale AA projected to the time the Actuarial Equivalent is being determined; and (c) joint and survivor benefit factor: if a benefit is payable in the form of a joint and 50% survivor annuity, use actual marital status and age of Spouse; provided, for this purpose, a Domestic Partner shall be treated as a Spouse. Other factors or assumptions, if any, necessary to determine the Actuarial Equivalent of an amount shall be determined by the Committee in its sole discretion.

         Benefit Commencement Date. The day that the retirement income benefit, disability benefit or survivor benefit, as the case may be, commences under the Retirement Plan or Disability and Survivorship Plan with respect to Key Employee or his or her Spouse, Domestic Partner, or Eligible Family Member(s).

         Committee. The Personnel & Compensation Committee of the Company's Board of Directors.

         Company Approved Annuity Provider. An annuity provider who is, and whose Excess Premium, if any, is approved by the Company in its sole discretion from time to time. In determining whether to approve such provider and the Excess Premium, if any, the Company shall consider, among other things, the rates and discount factors proposed by the provider.

         Deemed Earnings. An amount, compounded annually, using an annual interest rate equal to the sum of (a) the prime rate as published in the Wall Street Journal on the date the particular distribution or withdrawal was made from Key Employee's Grantor Trust; and (b) 2%.

         Deferred Vested Monthly Supplemental Retirement Income. The Actuarial Equivalent (expressed as a monthly amount and determined at the time Key Employee's employment terminates) of the amount equal to (a) minus (b) where:

         (a) equals the monthly amount of Deferred Vested benefits payable under the Retirement Plan which Key Employee would receive if the Restrictions as reflected in the Retirement Plan and the Code were not in effect and Key Employee had elected to begin receiving his or her Deferred Vested benefit at age 52; and

         (b) equals the monthly Deferred Vested benefit payable under the Retirement Plan which Key Employee would receive under the Retirement Plan had Key Employee elected to begin receiving his Deferred Vested benefit at age 52 (assuming no changes in the Restrictions between the date of termination and age 52).

If Key Employee has a Spouse or Domestic Partner at the time of termination of employment, Key Employee shall elect at the time of such termination whether to determine the Deferred Vested Monthly Supplemental Retirement Income as an actuarially reduced joint and 50% survivor annuity or as an unreduced single life annuity. This election shall not be binding with respect to amounts to be received by Key Employee under the Retirement Plan.

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For purposes of determining benefits under (a) and (b) above, any QDRO will be taken into account, such that the total benefits payable under this Agreement will be deemed to be (but will not exceed) those which would be payable absent the QDRO.

         Deferred Vested PRSB Monthly Supplemental Retirement Income. An amount equal to fifty percent (50%) of Key Employee's Deferred Vested Monthly Supplemental Retirement Income, determined as if Key Employee were single at his or her death.

         Deferred Vested PRSB Supplemental Lump Sum. The single sum Actuarial Equivalent of the Deferred Vested PRSB Monthly Supplemental Retirement Income determined as of the date of Key Employee's death; provided however, if Key Employee previously established an employee grantor trust pursuant to an agreement between the Company and Key Employee, the Deferred Vested PRSB Supplemental Lump Sum shall be reduced by the Pre Tax Value of Key Employee's Grantor Trust. If Key Employee has a Domestic Partner at death, the Deferred Vested PRSB Supplemental Lump Sum shall be adjusted to reflect the fact that the Domestic Partner is not eligible for pre retirement survivor benefits under the Retirement Plan and that the monthly survivor income from the Disability and Survivorship Plan is payable, if at all, for only up to 10 years following Key Employee's death. The purpose of such adjustment is to make payments to the Domestic Partner equivalent to the payment which would have been made to such Domestic Partner had he or she qualified as a Spouse under the Retirement Plan, taking into account payments to be made from the Disability and Survivorship Plan, the Retirement Plan and this Agreement.

         Deferred Vested Supplemental Retirement Income Lump Sum. The single sum Actuarial Equivalent of the Deferred Vested Monthly Supplemental Retirement Income determined as of the date of Key Employee's termination of employment; provided however, if Key Employee previously established an employee grantor trust pursuant to an agreement between the Company and Key Employee, the Deferred Vested Supplemental Retirement Income Lump Sum shall be reduced by the Pre Tax Value of Key Employee's Grantor Trust.

         Domestic Partner. The person identified by Key Employee as his or her domestic partner in an Affidavit of Domestic Partner filed with the Company, and who at the time of Key Employee's death, retirement or other termination of employment, as the case may be, continues to meet all requirements for a domestic partner under the Company's then current domestic partner program. For all purposes of this Agreement, a Domestic Partner shall be treated as a Spouse, or Surviving Spouse, as the case may be, and the term "Spouse" or "Surviving Spouse" as used herein shall include a Domestic Partner. The purpose of this provision is that, taking into account the provisions of, and payments under the Retirement Plan, Disability and Survivorship Plan and this Agreement, the Key Employee and his or her Domestic Partner shall receive the same amounts (but no more) payable, to the greatest extent possible, in the same form and at the same time, and subject to the same reductions as those amounts payable under such plans and this Agreement as if such Domestic Partner had been the legal Spouse of Key Employee for purposes of the Retirement Plan. Provided however, any such payment is not intended to duplicate monthly survivor benefits made under the Disability and Survivorship Plan to such Domestic Partner and no benefit shall be payable under this Agreement that is payable from the

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Disability and Survivorship Plan, taking into account the Restrictions, such that the Domestic Partner would receive greater benefits than would have otherwise been payable had the Domestic Partner been a Spouse.

         Excess Premium. The difference between (a) minus (b) where (a) is the amount charged by the Company Approved Annuity Provider for the Post Tax Supplemental Retirement Income Annuity for Key Employee and (b) is an amount equal to the Supplemental Retirement Income Lump Sum, a Deferred Vested Supplemental Retirement Income Lump Sum, a PRSB Supplemental Lump Sum, or the Deferred Vested PRSB Supplemental Lump Sum, whichever is applicable to Key Employee multiplied by one minus the Post Retirement Tax Rate.

         Monthly Supplemental Retirement Income. An amount equal to (a) minus
(b) where:

         (a) equals the monthly amount of the Early, Normal or Deferred Retirement income benefit (whichever is appropriate) payable in the form provided under the Retirement Plan (but ignoring any election of the Level Income Option provided under the Retirement Plan and considering a Domestic Partner as a Spouse) which would be payable to Key Employee beginning on the Benefit Commencement Date if the Restrictions as reflected in the Retirement Plan and the Code were not in effect; and

         (b) equals the monthly amount of the Early, Normal or Deferred Retirement income benefit (whichever is appropriate) payable in the form provided under the Retirement Plan (but ignoring any election of the Level Income Option provided under the Retirement Plan), which Key Employee will actually receive under the Retirement Plan beginning on the Benefit Commencement Date.

For purposes of determining benefits under (a) and (b) above, any QDRO will be taken into account, such that the total benefits payable under this Agreement will not exceed those which would be payable absent the QDRO.

         Post Retirement Tax Rate. If sixty per cent (60%) of Key Employee's Final Average Earnings at retirement or other termination of employment equals or exceeds $311,950 for 2003 (for each year thereafter, such amount indexed in the same manner as are the federal marginal individual income tax rates), the Post Retirement Tax Rate shall be 40.35%; otherwise the Post Retirement Inclusive Tax Rate shall be 38.47%; provided however, if Key Employee is a resident of a state other than Georgia at the time the Post Retirement Tax Rate is to be determined, then such rate shall be adjusted as appropriate to reflect the difference between the Georgia state income tax rate of 6% and the highest marginal state and local tax rate applicable to residents of the state in which Key Employee resides. The Committee may appropriately revise such tax rates if the applicable federal, state, or local or Medicare tax rates change.

         Pre Tax Value of Key Employee's Grantor Trust. An amount, calculated as of the date of payment of the Supplemental Retirement Income Lump Sum, equal to
(a) divided by (b) where:

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         (a)      equals the actual balance in Key Employee's Employee Grantor
                  Trust established between the Company and Key Employee as of such payment date; and

         (b) equals 1 minus the applicable Post Retirement Tax Rate for Key Employee.

For this purpose, the balance in Key Employee's Employee Grantor Trust shall be the actual amount in such trust; provided however, if the amount in the trust is reduced as the result of payment under a QDRO, or if Key Employee has at any time made a withdrawal or received a distribution from such trust other than a Tax Distribution Withdrawal, or a Special Distribution pursuant to Section 2.4 of Key Employee's Grantor Trust Agreement (a "Special Distribution"), then the balance in Key Employee's Employee Grantor Trust shall be deemed to be the sum of (x) the actual amount in such trust, (y) the amount of any withdrawal from such trust, other than a Tax Distribution Withdrawal or a Special Distribution, and (z) all Deemed Earnings with respect to any particular distribution or withdrawal other than a Tax Distribution Withdrawal or Special Distribution. In the event of a Tax Distribution Withdrawal, a Special Distribution or the reduction of the Trust Balance (as defined in Key Employee's Grantor Trust Agreement) as the result of payment of any Trustee fees, the balance in Key Employee's Grantor Trust shall in no event be deemed to include the amount of such distributions or payment.

         PRSB Monthly Supplemental Retirement Income. An amount equal to (a) minus (b) where:

         (a) equals the monthly amount of the Surviving Spouse Benefit payable under the Retirement Plan which the Spouse or Domestic Partner would receive if the Restrictions as reflected in the Retirement Plan and the Code were not in effect and as if a Domestic Partner were treated as a Spouse; and

         (b) equals the monthly amount of Surviving Spouse Benefit the Spouse or Domestic Partner will actually receive under the Retirement Plan.

         PRSB Supplemental Lump Sum. The single sum Actuarial Equivalent of the PRSB Monthly Supplemental Retirement Income determined as of the date of Key Employee's death; provided however, if Key Employee previously established an employee grantor trust pursuant to an agreement between the Company and Key Employee, the PRSB Supplemental Lump Sum shall be reduced by the Pre Tax Value of Key Employee's Grantor Trust. If Key Employee has a Domestic Partner at death, the PRSB Supplemental Lump Sum shall be adjusted to reflect the fact that the Domestic Partner is not eligible for pre retirement survivor benefits under the Retirement Plan and that the monthly survivor income from the Disability and Survivorship Plan is payable, if at all, for only up to 10 years following Key Employee's death. The purpose of such adjustment is to make payments to the Domestic Partner equivalent to the payment which would have been made to such Domestic Partner had he or she qualified as a Spouse under the Retirement Plan, taking into account payments to be made from the Disability and Survivorship Plan, the Retirement Plan and this Agreement.

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         Post Tax Supplemental Retirement Income Annuity. An annuity contract that pays a monthly post tax amount equal to the Monthly Supplemental Retirement Income, Deferred Vested Monthly Supplemental Retirement Income, PRSB Monthly Supplemental Retirement Income, or Deferred Vested PRSB Monthly Supplemental Retirement Income, as applicable, multiplied by 1 minus the Post Retirement Tax Rate.

         QDRO. A Qualified Domestic Relations Order.

         Supplemental Retirement Income Lump Sum. The single sum Actuarial Equivalent of Key Employee's Monthly Supplemental Retirement Income determined as of his or her retirement date and considering a Domestic Partner as a Spouse. Provided however, if Key Employee will receive his or her Retirement Plan benefit in the form of a joint and 50% survivor benefit, the Supplemental Retirement Income Lump Sum shall also include the value of that part of the survivor benefit that cannot be paid from the Retirement Plan because of the Restrictions. In addition, if Key Employee previously established an employee grantor trust pursuant to an agreement between the Company and Key Employee, the Supplemental Retirement Income Lump Sum shall be reduced by the Pre Tax Value of Key Employee's Grantor Trust.

         Tax Distribution Withdrawal. A distribution or withdrawal from Key Employee's Grantor Trust made for purposes of paying applicable taxes resulting from either contributions to such Trust or earnings on such contributions.

         2. Certain ERISA Requirements Not Applicable. The parties acknowledge that this Agreement is unfunded and that Key Employee's participation in this Agreement and the 2002 Delta Supplemental Excess Benefit Plan is exempt from certain provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") including, but not limited to, parts 2, 3 and 4 of Subtitle B of Title 1 of ERISA, and subject to limited reporting and disclosure requirements of part 1 of Subtitle B of Title 1 of ERISA. The parties further acknowledge that the 2002 Delta Excess Benefit Plan is an "excess benefit plan" as defined in section 3(36) of ERISA; and is unfunded and therefore not subject to any provision of ERISA.

         3. No Additional Contributions to Employee Grantor Trust. The parties acknowledge that no additional contributions will be made by the Company to the ________Grantor Trust, specifically including any contribution scheduled to be made in 2004 pursuant to the 2002 excess benefit agreement between Company and Key Employee. In exchange for the benefits provided under this Agreement, Key Employee specifically waives any right that he or she may have had under
Section 10 of the 2002 excess benefit agreement to any contributions to such Trust to be made in 2004.

         4. Incorporation of the Retirement Plan and the Disability and Survivorship Plan. The terms of the Retirement Plan and the Disability and Survivorship Plan (both as in effect on January 1, 2004) are hereby incorporated into this Agreement by reference, except that changes in those plans which reduce benefits (other than changes as may be required by law and the reduction or elimination of the right, if any, to receive post retirement benefit increases from the Retirement Plan solely as the result of increases in the qualified plan payment limit under Section 415(b) of the Code, whether such increases are the result of cost of living adjustments or

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statutory change) shall be incorporated as to Key Employee only if advance notice of such proposed reduction is given to the Key Employee and the Key Employee agrees to an amendment of this Agreement to incorporate the benefit reduction. The incorporation of the Retirement Plan and the Disability and Survivorship Plan is not intended to affect the right of Key Employee or his or her surviving Spouse or Domestic Partner to receive a Deferred Vested Supplemental Retirement Income Lump Sum or a Deferred Vested PRSB Supplemental Lump Sum, as the case may be, or to modify any provision of this Agreement, and the benefits provided hereunder shall be governed only by the provisions hereof and the Plans.

         5.       Retirement Benefits

                  (a) If Key Employee retires on his Early, Normal or Deferred Retirement Date, the Company agrees to pay Key Employee his or her Supplemental Retirement Income Lump Sum no later than thirty (30) days after
                           (i) such retirement date, or (ii) if later, the date Key Employee elects to begin receiving his retirement benefit under the Retirement Plan.

                  (b) If Key Employee terminates employment for any reason other than death at any time prior to his Early, Normal, or Deferred Retirement Date, the Company agrees to pay to Key Employee his or her Deferred Vested Supplemental Retirement Income Lump Sum no later than thirty (30) days after such termination date.

                  (c) If Key Employee dies after age 52, but before retirement or other termination of employment, and has a Spouse who is eligible for a Surviving Spouse Benefit under the Retirement Plan or a Domestic Partner, the Company shall pay to such Spouse or Domestic Partner the PRSB Supplemental Lump Sum no later than thirty (30) days after Key Employee's death.

                  (d) If Key Employee dies while employed, but prior to his or her 52nd birthday, and has a Spouse who is eligible for a Surviving Spouse Benefit under the Retirement Plan or a Domestic Partner, the Company shall pay to such Spouse or Domestic Partner the Deferred Vested PRSB Supplemental Lump Sum no later than thirty (30) days after Key Employee's death.

                  (e) If within 30 days of receipt of a Supplemental Retirement Income Lump Sum, a Deferred Vested Supplemental Retirement Income Lump Sum, a PRSB Supplemental Lump Sum, or a Deferred Vested PRSB Supplemental Lump Sum, as the case may be, Key Employee (or if applicable, his or her Surviving Spouse or Domestic Partner) advises the Company in writing of his or her decision to purchase an immediately payable Post Tax Supplemental Retirement Income Annuity from a Company Approved Annuity Provider, upon proof of payment of the

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                           amount of the applicable lump sum to such Company
                           Approved Annuity Provider, the Company shall pay such Company Approved Annuity Provider the Excess Premium. Key Employee shall be responsible for all taxes incurred by Key Employee as the result of the Company's payment of the Excess Premium. Key Employee agrees that the Company shall have no fiduciary or any other duty to Key Employee in selecting the Company Approved Annuity Provider. Company shall in no event be responsible or liable to Key Employee or any other person for any failure of the Company Approved Annuity Provider to pay to Key Employee or his or her Spouse or Domestic Partner any amount due under any Post Tax Supplemental Retirement Income Annuity for any reason, including insolvency of the Company Approved Annuity Provider.

         6. Supplemental Disability Income. Subject to Section 10, the Company agrees to pay Key Employee at the time set forth below a supplemental monthly disability income ("Supplemental Disability Income") equal to (a) minus (b), where

                  (a) equals the monthly short term disability benefit which the Key Employee would receive under the Disability and Survivorship Plan beginning on the Benefit Commencement Date as if the Restrictions were not in effect; and

                  (b) equals the monthly short term disability benefit payable to Key Employee from the Disability and Survivorship Plan beginning on the Benefit Commencement Date taking the Restrictions into account.

         The amount of Supplemental Disability Income paid under this Agreement will be adjusted as permitted under the Plan and if the amount in (b) above increases or decreases as a result of a change in the Restrictions.

         7. Supplemental Monthly Survivor Income. Subject to Section 10, the Company agrees to pay to Eligible Family Member(s) (as defined in the Disability and Survivorship Plan) of Key Employee at Key Employee's death a supplemental monthly survivor income ("Supplemental Survivor Income") equal to
(a) minus (b), where

                  (a) equals the monthly survivor benefit which the Eligible Family Member(s) of Key Employee would receive under the Disability and Survivorship Plan beginning on the Benefit Commencement Date (as defined below) as if the Restrictions were not in effect; and

                  (b) equals the monthly survivor benefit payable to Eligible Family Member(s) of Key Employee under the terms of the Disability and Survivorship Plan beginning on the Benefit Commencement Date taking the Restrictions into account.

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         The amount of Supplemental Survivor Income paid under this Agreement will be adjusted as permitted under the Plan and the Code to account for, inter alia, changes in the number of Eligible Family Members.

         If Key Employee's death occurs prior to retirement, the amount of any Supplemental Survivor Income payment will be reduced each month by the PRSB Monthly Supplemental Income or the Deferred Vested PRSB Monthly Supplemental Income, as applicable, as of the date of payment. If Key Employee's death occurs after retirement, the Supplemental Monthly Survivor Income will be reduced by 50% of the Monthly Supplemental Retirement Income.

         8. Cessation of Benefits. Subject to Section 5 the Company shall commence payment of retirement benefits under this Agreement as of the Benefit Commencement Date under the Retirement Plan and payment of the Supplemental Disability or Survivor Income as of the Benefit Commencement Date under the Disability and Survivorship Plan.

         Supplemental Disability Income will cease if the full benefit due under the Disability and Survivorship Plan is paid from that plan or when the Key Employee is no longer eligible for short term disability benefits under that plan.

         Supplemental Survivor Income will cease if the full benefit due under the Disability and Survivorship Plan is paid from that plan or when there are no remaining Eligible Family Member(s) under that plan. All benefits payable hereunder may cease pursuant to Section 10 at any time.

         9. Supplemental Lump Sum Death Benefit. Subject to Section 10, the Company agrees to pay to the named beneficiary (as designated by Key Employee for the Basic Life Benefit under the Disability and Survivorship Plan) of Key Employee at Key Employee's death following retirement, a supplemental lump sum death benefit in the amount necessary to provide a total lump sum death benefit of $50,000 when combined with the Basic Life Benefit actually provided by the Disability and Survivorship Plan.

         10. Covenant Not to Compete. Unless waived by the Committee under circumstances the Committee deems appropriate in its sole discretion, if Key Employee terminates active employment with the Company prior to his or her Normal Retirement Date and within two years of such termination directly or indirectly provides management or executive services (whether as a consultant, advisor, officer or director) to any entity who is in direct and substantial competition with the air transportation business of the Company or any of its subsidiaries, then Key Employee shall within thirty days of such employment repay the Company in cash an amount equal to the Supplemental Retirement Income Lump Sum or the Deferred Vested Supplemental Retirement Income Lump Sum, as the case may be. For this purpose, the amount of the Supplemental Retirement Income Lump Sum and the Deferred Vested Supplemental Retirement Income Lump Sum shall be determined before any reduction for the balance in any Grantor Trust established by Key Employee.

         Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive

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services which are directly related to the provision of air transportation services into, within or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interest of the Company.

         Key Employee acknowledges and agrees that the above provision is both fair and reasonable with respect to both parties to this Agreement and not in the nature of a penalty.

         11. Funding of Benefit. Subject to the reductions to Key Employee's benefits described in this Agreement of amounts, if any, in Key Employee's Employee Grantor Trust, the benefits provided by this Agreement shall be paid, to the extent they become due, from the Company's general assets or by such other means as the Company deems advisable. To the extent Key Employee acquires the right to receive payments from the Company under this Agreement, such right shall be no greater than that of a general creditor of the Company. In the event that the Company in its sole discretion establishes a reserve or bookkeeping account for the benefits payable under this Agreement, the Key Employee shall have no proprietary or security interest in any such reserve or account.

         12. Nonassignability of Benefits. No benefit payable under this Agreement may be assigned, transferred, encumbered or subjected to legal process for the payment of any claim against Key Employee, his or her Spouse, Domestic Partner, Eligible Family Member, or beneficiary.

         13. No Right to Continued Employment. Nothing in this Agreement shall be deemed to give Key Employee the right to be retained in the service of the Company or to deny the Company any right it may have to discharge Key Employee at any time, subject to the Company's obligation to provide benefits and amounts as may be required hereunder.

         14. Arbitration. The parties acknowledge that any claims or controversy arising out of this Agreement are subject to arbitration in accordance with the Plans.

         15       Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of Georgia without regard to its conflict of laws rules.

         16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties hereto.

         17. Amendment. This writing, including any terms or documents incorporated herein by reference, supersedes and cancels any previous excess benefit agreement between Key Employee and the Company. This Agreement may not be modified orally, but only by writing signed by the parties hereto.

         18. Notice. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be delivered personally (including by courier) or mailed by certified mail, return receipt requested. Refusal to acknowledge receipt of such notice shall constitute receipt of such notice upon the date it is returned to the sender. Any notice under this Agreement shall be sent, as the case may be, to Key Employee, his or her Spouse, Domestic

Partner, Eligible Family Member or beneficiary at the last known address of such person as reflected in the Company's records. Notice to the Company or the Committee shall be sent to:

                  Delta Air Lines, Inc.
                  Law Department
                  1030 Delta Boulevard
                  Atlanta, Georgia 30320
                  Attention: Senior Vice President - General Counsel

         19. Waiver of Certain Increases in Restrictions. In exchange for the right to receive the Supplemental Retirement Income Lump Sum or the Deferred Vested Supplemental Retirement Income Lump Sum, as the case may be, Key Employee, on behalf of himself or herself, and his or her Spouse or Domestic Partner, hereby waives any and all rights, if any, to any increase in benefits following the later of January 1, 2004 or Key Employee's retirement that would otherwise be payable from the Retirement Plan as the result of any changes in the limits contained in Section 415(b) of the Code, which section contains limits on the benefits that can be paid from tax-qualified defined benefit plans, whether such increases occur as the result of cost-of-living adjustments or statutory changes. Key Employee acknowledges that unless such rights, if any, are waived, he or she will be overpaid and receive a windfall from the Retirement Plan since the Supplemental Retirement Income Lump Sum and the Deferred Vested Supplemental Retirement Income Lump Sum will be determined based on the Section 415(b) limits in effect at the time of payment of the Supplemental Retirement Income Lump Sum or the Deferred Vested Supplemental Retirement Income Lump Sum, without any allowance for increase in such limits.
Section 12 hereof notwithstanding, if for any reason this waiver is held to be invalid, Key Employee agrees to pay to the Company an amount equal to any such increase in benefits under the Retirement Plan to recover this overpayment.

         20. Disqualified Payment. To the extent that Key Employee is determined by the Committee to be an "Executive Officer" under the agreement between the Company and the United States of America dated May 6, 2003 (the Government Contract") entered into pursuant to the Emergency Wartime Supplemental Appropriations Act of 2003, this Agreement shall be effective with respect to any payment under Section 5 provided hereunder only if, after giving affect to this Agreement, such payment would qualify, as determined by the Committee, as a payment made pursuant to "preexisting contracts governing retirement" included in the definition of "Excluded Compensation" under the Government Contract to the extent that the provisions of the Government Contract are then applicable. In the event that pursuant to the preceding sentence this Agreement shall not be effective with respect to any payment hereunder, then with respect to such payment, (but only with respect to such payment), this Agreement shall be void ab initio, and the terms of the Excess Benefit Agreement dated March 15, 2002 shall apply with respect to such payment.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date(s) shown below.

                                         DELTA AIR LINES, INC.

                                         By: ____________________________
                                             Leo F. Mullin
                                             Chairman of the Board and
                                             Chief Executive Officer

                                         Date:______________________________
                                              ______________________________
                                                      KEY EMPLOYEE


                                         Date: ______________________________

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